CONSENT OF COUNSEL




         We consent to the use of our opinion, to the incorporation by reference of such opinion as an exhibit to the Form S-1 and to the reference to our firm under the headings "The Conversion Legal and Tax Matters" in the Prospectus included in this Form S-1. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            /s/ SILVER, FREEDMAN & TAFF, L.L.P.

                                            SILVER, FREEDMAN & TAFF, L.L.P.


Washington, D.C.
April 2, 1998